York-Neel & Co. Letterhead


April 18, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


        Re:     Registration Statement on Form SB-2
                -----------------------------------
                Community First Bancorp, Inc.


Gentleman and Ladies:

         We have reviewed the disclosure in the Registion Statement on Form SB-2 filed by Community First Bancorp, Inc. with the Securities and Exchange Commission on April 1, 2003 regarding our resignation as the auditors for Community First Bank and agree with the statements made therein.

                                         Respectfully,


                                         /s/ York-Neel & Co.- Madisonville, LLP

                                         York-Neel & Co. - Madisonville, LLP